UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 3, 2008

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 3, 2008, VIVUS, Inc., or the Company, entered into several agreements with Deerfield Management Company, L.P., or Deerfield, a healthcare investment fund, and its affiliates, Deerfield Private Design Fund L.P. and Deerfield Private Design International, L.P. (collectively, the Deerfield Affiliates), as described more fully in a Form 8-K filed on April 4, 2008.  Under the agreements, Deerfield and its affiliates agreed to provide $30 million in funding to the Company.  The $30 million in funding consists of $20 million from a Funding and Royalty Agreement (referred to as the FARA), and $10 million from the sale of the Company’s common stock.  Under the FARA, the Deerfield Affiliates made a $3.3 million payment to the Company on April 15, 2008 and will make five quarterly payments of approximately $3.3 million, thereafter.  The Company has agreed to pay royalties on the current net sales of MUSE, a product marketed by the Company and once approved, future sales of avanafil, an investigational product candidate, to a newly-incorporated subsidiary of Deerfield. The agreements also provide the Company with an option to purchase, and the Deerfield Affiliates with an option to compel the Company to purchase, the Deerfield subsidiary holding the royalty rights.  If either party exercises its option, any further royalty payments would be effectively terminated.  In exchange for the option right, the Company paid $2 million to the Deerfield Affiliates.

In accordance with Emerging Issues Task Force (EITF) Issue 88-18, Sale of Future Revenues, the transaction is in substance a financing arrangement, or loan that will be repaid by VIVUS. The minimum repayment amount would be $17 million, the amount of the put option held by Deerfield Affiliates, plus royalties paid on MUSE sales, and avanafil sales if approved, during the term of the agreement.  Accordingly, the Company will record the advances from the Deerfield Affiliates, net of the $2 million option right payment and related fees and expenses, as a loan. Using the interest method under APB Opinion No. 21, Interest on Receivables and Payables, interest on the loan will be recognized over 3 years, which is the estimated term of the loan based on the earliest date that the Deerfield Affiliates could require the Company to repay the amounts advanced.  The loan will be presented as long term debt on the Company’s consolidated balance sheet commencing with the period ended June 30, 2008.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date: July 3, 2008